UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 29, 2015, the Board of Directors (the “Board”) of McKesson Corporation (the “Company”) reelected Edward A. Mueller to serve a two-year term as the Board’s lead independent director (“Lead Independent Director”), effective July 29, 2015, subject to his continuing reelection as a director and continuing status as an independent director.

The Company’s Corporate Governance Guidelines provide that if the Chairman of the Board (the “Chairman”) is not an independent director, as defined under the listing standards of the New York Stock Exchange, a Lead Independent Director will be elected by a majority of independent directors. The Lead Independent Director is responsible for, among other things, the following: presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board’s independent directors; serving as a liaison between the Chairman and the independent directors of the Board; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion for all agenda items; calling meetings of the independent directors as appropriate; being available for consultation and direct communication with major stockholders, if they so request; leading the Board’s annual evaluation of directors, the Chief Executive Officer, and the Chief Executive Officer succession process; assuming the day-to-day duties and authorities of the Chairman on an interim basis upon the occurrence of a temporary or permanent incapacity or disability or other similar temporary or permanent absence of the Chairman; and retaining, or recommending retention of, independent legal, accounting, consulting and other advisors. The Lead Independent Director serves a two-year term, subject to his or her continuing reelection as a director, unless he or she resigns from such position or ceases to be an independent director, or a majority of the independent directors vote to remove and replace the Lead Independent Director for any reason.

Mr. Mueller has been a director of the Company since April 2008 and is a member of the Governance Committee and the Compensation Committee. He served as the Chairman and Chief Executive Officer of Qwest Communications International Inc., a provider of voice, data and video services, from August 2007 until his retirement in April 2011. He held the position of Chief Executive Officer at Williams-Sonoma, Inc., a provider of specialty products for cooking, from January 2003 until July 2006, and at Ameritech Corporation, a subsidiary of SBC Communications, Inc., from 2000 to 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, General Counsel and
Chief Compliance Officer